UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2012

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of K. Frank Morehouse

On November 15, 2012, the Board of Directors (the "Board") of MDU Resources Group, Inc. (the "Company") appointed K. Frank Morehouse to succeed David L. Goodin as Chief Executive Officer of the Company’s utility divisions, Montana-Dakota Utilities Co. and Great Plains Natural Gas Co., effective January 4, 2013. Mr. Morehouse will also assume the position of Chief Executive Officer of Cascade Natural Gas Corporation and Intermountain Gas Company, the Company’s utility subsidiaries, effective January 4, 2013. In August 2012, Mr. Morehouse was appointed President of the Company's utility group, also effective January 4, 2013. Mr. Morehouse, age 54, has served as Executive Vice President and General Manager of Intermountain Gas Company and Cascade Natural Gas Corporation since April 2009 and Executive Vice President and General Manager of Intermountain Gas Company from October 2008 to April 2009. From January 2007 to October 2008, he served as Vice President of Operations for Montana-Dakota Utilities Co; Region Manager of Montana-Dakota Utilities Co.'s Dakota Heartland region from October 2004 to January 2007; and Region Manager of the Company's Great Plains Natural Gas operations in western Minnesota from July 2000 to October 2004.

In connection with his promotion, Mr. Morehouse and the Company will enter into an indemnification agreement, which will provide, among other things, that the Company will indemnify Mr. Morehouse to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law. The terms of the indemnification agreement are described in the Company's Current Report on Form 8-K, dated August 12, 2010, which was filed with the Securities and Exchange Commission on August 17, 2010 (File No. 1-3480), which description is incorporated herein by reference.

On November 14, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of the Company approved and recommended that the Board approve compensation for Mr. Morehouse in connection with his promotion. The Board approved Mr. Morehouse’s compensation at its meeting on November 15, 2012.

Effective January 1, 2013, Mr. Morehouse’s base salary will increase from $242,550 to $312,000. Mr. Morehouse’s 2013 target annual incentive award opportunity under the Company’s Executive Incentive Compensation Plan will increase from 45% of annual base salary, or $109,147, to 65% of annual base salary, or $202,800. Mr. Morehouse’s 2013 target long-term incentive award opportunity under the Long-Term Performance-Based Incentive Plan will increase from 50% of annual base salary, or $121,275, to 90% of annual base salary, or $280,800. The 2013 annual and long-term incentive awards are scheduled to be made at the regular meetings of the Compensation Committee and the Board in February 2013. Mr. Morehouse also received a one-time relocation assistance payment of $120,000 in cash. If Mr. Morehouse resigns within 18 months of the payment, he will be required to repay the $120,000 to the Company.

Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan

On November 14, 2012, the Compensation Committee of the Board (the "Compensation Committee") approved a revised form of Performance Share Award Agreement (the "Agreement") to be used for future awards under the Long-Term Performance-Based Incentive Plan. The Agreement is filed as Exhibit 10.1 hereto.

Assuming the Company's three-year total stockholder return is positive, from 0% to 200% of the target grant will be paid out, depending on the Company's total stockholder return ("TSR") compared to the TSRs of companies in the Company's performance graph peer group. The following tables set forth the payout percentages for awards granted in 2010, 2011 and 2012 and the payout percentages for future awards:

Awards Granted in 2010, 2011 and 2012

Percentile Rank	Payout Percentage (% of Target Award)
90th or higher	200%
70th	150%
50th	100%
40th	10%
less than 40th	0%

If the Company achieves a percentile rank between the 40th and 50th percentiles, the payout percentage will be equal to 10%, plus 9% for each percentile rank whole percentage above the 40th percentile. If the Company achieves a percentile rank between the 50th and 90th percentiles, the payout percentage will be equal to 100%, plus 2-1/2% for each percentile rank whole percentage above the 50th percentile.

Awards to Be Granted in the Future

Percentile Rank	Payout Percentage (% of Target Award)
75th or higher	200%
50th	100%
25th	20%
less than 25th	0%

If the Company achieves a percentile rank between the 25th and 50th percentiles, the payout percentage will be equal to 20%, plus 3.2% for each percentile rank whole percentage above the 25th percentile. If the Company achieves a percentile rank between the 50th and 75th percentiles, the payout percentage will be equal to 100%, plus 4.0% for each percentile rank whole percentage above the 50th percentile.

For all outstanding and future awards, the Company also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid at the same time as the performance share awards are paid.

For all outstanding and future awards, if the Company’s TSR for the performance period is negative, the number of shares otherwise earned, if any, for the performance period will be reduced in accordance with the following table:

TSR	Reduction In Award
0% through -5%	50%
-5.01% through -10%	60%
-10.01% through -15%	70%
-15.01% through -20%	80%
-20.01% through -25%	90%
-25.01% or below	100%

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended November 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2012

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended November 14, 2012